Exhibit 10.4

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (the “Amendment”) is made and entered into as of February 1, 2024 (the “Effective Date”) by and between Jorge Aldecoa (the “Employee”) and reAlpha Tech Corp., a Delaware corporation (the “Company”).

WHEREAS, the Company and Employee have entered into that certain Employment Agreement, dated April 11, 2023 (the “Employment Agreement”) (capitalized terms used herein, and not otherwise defined, shall have the respective meanings ascribed to them in Employment Agreement); and

WHEREAS, the parties desire to amend the Employment Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants, promises and obligations set forth herein, the parties agree as follows:

1. Amendments to Employment Agreement. Effective as of the Effective Date, the Employment Agreement shall be hereby amended as follows:

1.1 Section 1(a) of the Employment Agreement shall be amended and restated as follows:

“Title and Job Duties.

(a) Subject to the terms and conditions set forth in this Agreement, the Company agrees to employ you (“Employee”) as the Chief Product Officer of the Company (“CPO”) reporting to the Chief Operating Officer of Tech Corp. (the “COO”), if any, or if there is no COO, the Board of Directors of the Company (the “Board”). In his capacity as CPO, the Employee shall have the duties, authorities and responsibilities as set forth in the Company bylaws, or as designated from time to time by the CEO, COO or the Board, as applicable.”

1.2 Section 2(b) of the Employment Agreement shall be amended and restated as follows:

“(b) Discretionary Bonus. The Employee shall be eligible to earn a discretionary annual bonus of up to 66.7% of the Employee’s then Base Salary, as it may be adjusted from time to time (the “Bonus”) based on specific performance objectives and success criteria established and approved by the Board’s compensation committee (the “Compensation Committee”), subject to change from time to time, in the Compensation Committee’s sole discretion. Such Bonus shall be paid annually, less applicable withholdings and deductions.”

1.3 Section 2 of the Employment Agreement shall be amended to include a subsection 2(c) as set forth below:

“(c) Equity Awards. Subject to approval by the Compensation Committee, the Employee is also eligible to participate in the Company’s long-term equity incentive program, designed to provide long-term incentives for certain employees of the Company and align their interests with the interests of the Company’s stockholders (the “LTI Awards”). The Employee will be eligible for LTI Awards in an amount and type to be determined by the Compensation Committee.

The LTI Awards shall be granted under the terms of grant-specific agreements that are approved by the Board’s compensation committee from time to time, and in accordance with the Company’s 2022 Equity Incentive Plan (the “Equity Agreements). These Equity Agreements will provide for vesting schedules, performance metrics, and other material terms of each LTI Award as determined by the Compensation Committee. The Board and the Company reserve the right, at their discretion, to change the terms of future Equity Agreements and the equity granted thereunder, subject to the Company’s 2022 Equity Incentive Plan. The use of the LTI Awards, as part of the annual equity grant, is discretionary and may be substituted, at the discretion of the Compensation Committee, by other equity instruments in accordance with incentive compensation plans adopted by the Board from time to time. The actual LTI Awards payable to Employee for a fiscal year shall be determined in the sole and absolute discretion of the Board’s compensation committee, which, to the extent earned, shall be paid no later than two and a half months after the end of the fiscal year to which the applicable LTI Award relates to.”

2. Ratification. Except as specifically modified herein, all terms and conditions of the Employment Agreement are hereby ratified and remain in full force and effect.

3. Governing Law: Jurisdiction and Venue. This Amendment, for all purposes, shall be construed in accordance with the laws of the State of Ohio without regard to conflicts of law principles. Any action or proceeding by either of the parties to enforce this Amendment shall be brought only in a state or federal court located in the State of Ohio. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

4. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by an e-mail, which contains a copy of an executed signature page such as a portable document format (.pdf) file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such e-mail of an executed signature page such as a .pdf signature page were an original thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

REALPHA TECH CORP.

By:	/s/ Michael J. Logozzo
Name:	Michael J. Logozzo
Title:	Chief Operating Officer and President

EMPLOYEE:

/s/ Jorge Aldecoa
Name:	Jorge Aldecoa